Exhibit 99.1

Moelis & Company Reports Fourth Quarter and Full Year 2023 Financial Results;

Declares Regular Quarterly Dividend of $0.60 Per Share

•
Fourth quarter GAAP revenues of $214.9 million; fourth quarter Adjusted revenues of $214.9 million, up 6% from the prior year period
•
Full year 2023 GAAP revenues of $854.7 million; full year 2023 Adjusted revenues of $860.1 million, down 11% from the prior year
•
GAAP net loss of $0.08 per share for the fourth quarter of 2023 and $0.36 per share for full year 2023; Adjusted net loss of $0.06 per share for the fourth quarter of 2023 and $0.20 per share for full year 2023
•
Continued to execute on our growth strategy:
―
In 2023, we promoted eight advisory professionals to Managing Director and hired 24 Managing Directors in areas of key strategic importance including Technology, Industrials, Metals & Mining, Clean Technology, Power & Utilities, Capital Markets, Capital Structure Advisory and Private Funds Advisory
―
Launched Clean Technology Group during the third quarter of 2023
―
Since the beginning of 2024, we have added a total of 10 Managing Directors to our platform, including seven through internal promotions, one new hire focused on enhancing the Firm's coverage of credit funds, and two focused on Upstream Energy that will join in the coming weeks
•
Strong balance sheet with cash and short-term investments of $349.3 million and no debt or goodwill
―
Declared quarterly dividend of $0.60 per share

NEW YORK, February 7, 2024 – Moelis & Company (NYSE: MC) today reported financial results for the fourth quarter and full year ended December 31, 2023. The Firm's fourth quarter GAAP revenues were $214.9 million as compared with $207.2 million in the prior year period. On an Adjusted basis, the Firm’s fourth quarter revenues of $214.9 million increased 6% from the prior year period. The Firm reported a GAAP net loss of $6.5 million and $0.08 per share for the fourth quarter of 2023. On an Adjusted basis, the Firm reported a net loss of $4.8 million and $0.06 per share for the fourth quarter of 2023, which compares with net income of $25.2 million and $0.33 per share (diluted) in the prior year period.

The Firm's full year 2023 GAAP revenues were $854.7 million. On an Adjusted basis, the Firm's full year 2023 Adjusted revenues of $860.1 million decreased 11% from the prior year. The Firm reported a GAAP net loss of $27.5 million, or $0.36 per share for full year 2023. On an Adjusted basis, the Firm reported a net loss of $15.0 million, or $0.20 per share for full year 2023, as compared with net income of $169.4 million, or $2.22 per share (diluted), in the prior year. GAAP and Adjusted net income in full year 2023 include net tax benefits of approximately $0.05 per share related to the settlement of share-based awards.

"In 2023, we aggressively expanded our Managing Director headcount in key areas of growth to position the Firm for the coming resurgence in M&A activity. We enter 2024 with a focus on delivering our expanded expertise to our clients," said Ken Moelis, Chairman and Chief Executive Officer.

The Firm’s revenues and net income can fluctuate materially depending on the number, size and timing of completed transactions as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Currently 91% of the operating partnership (Moelis & Company Group LP) is owned by the corporate partner (Moelis & Company) and is subject to corporate U.S. federal and state income tax. The remaining 9% is owned by other partners of Moelis & Company Group LP and is primarily subject to U.S. federal tax at the partner level (certain state, local and foreign income taxes are incurred at the company level). The Adjusted results included herein apply certain adjustments from our GAAP results, including the assumption that 100% of the Firm’s fourth quarter and full year operating results were taxed at our corporate effective tax rate. We believe the Adjusted results, when presented together with comparable GAAP results, are useful to investors to compare our performance across periods and to better understand our operating results. A reconciliation between our GAAP results and our Adjusted results is presented in the Appendix to this press release.

GAAP and Adjusted (non-GAAP) Selected Financial Data (Unaudited)

	GAAP			Adjusted (non-GAAP)*
	Three Months Ended December 31,
($ in thousands except per share data)	2023	2022	Variance	2023	2022	Variance

Revenues	$214,878	$207,183	4%	$214,878	$202,136	6%
Income (loss) before income taxes	(4,204)	32,301	N/M	(3,215)	34,165	N/M
Provision (benefit) for income taxes	2,260	9,629	-77%	1,608	8,918	-82%
Net income (loss)	(6,464)	22,672	N/M	(4,823)	25,247	N/M
Net income (loss) attributable to noncontrolling interests	(804)	2,617	N/M	—	—	N/M
Net income (loss) attributable to Moelis & Company	$(5,660)	$20,055	N/M	$(4,823)	$25,247	N/M
Diluted earnings (loss) per share	$(0.08)	$0.28	N/M	$(0.06)	$0.33	N/M
N/M = not meaningful
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	GAAP			Adjusted (non-GAAP)*
	Year Ended December 31,
($ in thousands except per share data)	2023	2022	Variance	2023	2022	Variance

Revenues	$854,748	$985,297	-13%	$860,085	$970,195	-11%
Income (loss) before income taxes	(29,147)	216,320	N/M	(17,233)	218,184	N/M
Provision (benefit) for income taxes	(1,631)	47,638	N/M	(2,282)	48,776	N/M
Net income (loss)	(27,516)	168,682	N/M	(14,951)	169,408	N/M
Net income (loss) attributable to noncontrolling interests	(2,816)	18,337	N/M	—	—	N/M
Net income (loss) attributable to Moelis & Company	$(24,700)	$150,345	N/M	$(14,951)	$169,408	N/M
Diluted earnings (loss) per share	$(0.36)	$2.14	N/M	$(0.20)	$2.22	N/M
N/M = not meaningful
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Revenues

We earned GAAP revenues of $214.9 million in the fourth quarter of 2023, as compared with $207.2 million in the prior year period. On an Adjusted basis, we earned revenues of $214.9 million in the fourth quarter of 2023, as compared with $202.1 million in the prior year period, representing an increase of 6%. The increase in fourth quarter revenues was driven by an increase in fees earned from restructuring and capital markets transaction completions, as compared with the prior year period.

For the year ended December 31, 2023, we earned GAAP revenues of $854.7 million, as compared with $985.3 million in the prior year. On an Adjusted basis, we earned revenues of $860.1 million, as compared with $970.2 million in the prior year, representing a decrease of 11%. The decrease in full year revenues was driven by a decline in fees earned from M&A transaction completions, partially offset by an increase in fees earned from restructuring and capital markets transaction completions, as compared with the prior year.

We continued to execute on our strategy of organic growth in 2023. We promoted eight advisory professionals to Managing Director and hired 24 Managing Directors. The 24 Managing Director hires were in areas of key strategic importance to the Firm including Technology, Industrials, Metals & Mining, Clean Technology, Power & Utilities, Capital Markets, Capital Structure Advisory and Private Funds Advisory.

Since the beginning of 2024, we have added a total of 10 Managing Directors to our platform, including seven through internal promotions, one new hire focused on enhancing the Firm's coverage of credit funds, and two additional hires focused on Upstream Energy that will join in the coming weeks.

The seven advisory professionals promoted to Managing Director include: Bruno Brandao (U.S./Life Science Tools, Services and Diagnostics), Matt Janukowicz (U.S./Hospitality & Leisure), Craig Kolwicz (U.S./Mergers & Acquisitions), Rachel Murray (U.S./Capital Structure Advisory), James Schiro (U.S./Private Equity Solutions), Andrew Swift (U.S./Strategic Advisory) and Mark Webber (U.S./Healthcare Medical Technology).

As of the date of this release, we have 160 advisory Managing Directors on our platform.

Expenses

The following tables set forth information relating to the Firm’s operating expenses.

	GAAP			Adjusted (non-GAAP)*
	Three Months Ended December 31,
($ in thousands)	2023	2022	Variance	2023	2022	Variance

Expenses:
Compensation and benefits	$178,485	$141,029	27%	$175,636	$134,997	30%
% of revenues	83.1%	68.1%		81.7%	66.8%
Non-compensation expenses	$45,742	$36,729	25%	$44,593	$36,729	21%
% of revenues	21.3%	17.7%		20.8%	18.2%
Total operating expenses	$224,227	$177,758	26%	$220,229	$171,726	28%
% of revenues	104.4%	85.8%		102.5%	85.0%
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	GAAP			Adjusted (non-GAAP)*
	Year Ended December 31,
($ in thousands)	2023	2022	Variance	2023	2022	Variance

Expenses:
Compensation and benefits	$714,749	$618,195	16%	$711,158	$611,219	16%
% of revenues	83.6%	62.7%		82.7%	63.0%
Non-compensation expenses	$180,351	$151,002	19%	$178,782	$151,002	18%
% of revenues	21.1%	15.3%		20.8%	15.6%
Total operating expenses	$895,100	$769,197	16%	$889,940	$762,221	17%
% of revenues	104.7%	78.1%		103.5%	78.6%
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Total operating expenses on a GAAP basis were $224.2 million for the fourth quarter of 2023 and $895.1 million for the year ended December 31, 2023. On an Adjusted basis, operating expenses were $220.2 million for the fourth quarter of 2023, as compared with $171.7 million in the prior year period, and $889.9 million for the full year as compared with $762.2 million in the prior year. The increase in Adjusted operating expenses is attributable to increased compensation and benefits and non-compensation expenses as compared with the prior year periods.

Compensation and benefits expenses on a GAAP basis were $178.5 million for the fourth quarter of 2023 and $714.7 million for the year ended December 31, 2023. Adjusted compensation and benefits expenses were $175.6 million for the fourth quarter of 2023, as compared with $135.0 million in the prior year period. The increase in Adjusted compensation and benefits expenses in the fourth quarter of 2023 is attributable to increased Managing Director headcount. For the year ended December 31, 2023, Adjusted compensation and benefits expenses were $711.2 million, as compared with $611.2 million in the prior year. The increase in Adjusted compensation and benefits expenses in full year 2023 is attributable to increased headcount as compared with the prior year.

Non-compensation expenses on a GAAP basis were $45.7 million for the fourth quarter of 2023 and $180.4 million for the year ended December 31, 2023. Adjusted non-compensation expenses for the fourth quarter of 2023 were $44.6 million, as compared with $36.7 million in the prior year period. The increase in Adjusted non-compensation expenses in the fourth quarter of 2023 is primarily attributable to increased professional fees and communication and technology and occupancy expenses associated with increased headcount. For the year ended December 31, 2023, Adjusted non-compensation expenses were $178.8 million, as compared with $151.0 million in the prior year.

The increase in Adjusted non-compensation expenses in full year 2023 is primarily attributable to increased professional fees, communication and technology expenses, and deal-related travel and entertainment expenses as compared with the prior year.

Other Income (Expenses)

	GAAP			Adjusted (non-GAAP)*
	Three Months Ended December 31,
($ in thousands)	2023	2022	Variance	2023	2022	Variance

Other income (expenses)	$5,145	$2,876	79%	$2,136	$3,755	-43%

* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	GAAP			Adjusted (non-GAAP)*
	Year Ended December 31,
($ in thousands)	2023	2022	Variance	2023	2022	Variance

Other income (expenses)	$11,205	$220	4,993%	$12,622	$10,210	24%

* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Other income (expenses) on a GAAP basis was $5.1 million for the fourth quarter of 2023, as compared with $2.9 million in the prior year period. On an Adjusted basis, other income for the fourth quarter of 2023 was $2.1 million, as compared with $3.8 million in the prior year period.

For the year ended December 31, 2023, other income on a GAAP basis was $11.2 million as compared with $0.2 million in the prior year. On an Adjusted basis, other income for the year ended December 31, 2023, was $12.6 million as compared with $10.2 million in the prior year. For the year ended December 31, 2023, we recorded net gains of $5.3 million on certain share sales during the period. Consistent with prior periods, the $5.3 million in gains are included within Adjusted revenues and the adjustment did not impact our GAAP or Adjusted earnings per share.

As previously disclosed, Adjusted other income for the year ended December 31, 2023, excludes $10.0 million of expense related to a regulatory settlement with the SEC in the second quarter. Additional details can be found in footnote (c) in appendix A-4.

Provision for Income Taxes

The corporate partner (Moelis & Company) currently owns 91% of the operating partnership (Moelis & Company Group LP) and is subject to corporate U.S. federal and state income tax on its allocable share of earnings. The remaining 9% of activity is subject to certain state, local and foreign income taxes (including New York City Unincorporated Business Tax), which is accounted for at the partner level through the noncontrolling interests. For Adjusted purposes, we have assumed that 100% of the Firm’s fourth quarter and full year 2023 operating results were taxed at our corporate effective tax rate. Together with the excess tax benefit of approximately $3.9 million related to the delivery of equity-based compensation for the year and the impact of certain non-deductible expenses incurred in the ordinary course of business, we have a net tax benefit of approximately $2.3 million for the year.

Capital Management and Balance Sheet

Moelis & Company continues to maintain a strong financial position, and as of December 31, 2023, we held cash and liquid investments of $349.3 million and had no debt or goodwill on our balance sheet.

The Board of Directors of Moelis & Company declared a regular quarterly dividend of $0.60 per share. The $0.60 per share will be paid on March 28, 2024, to common stockholders of record on February 20, 2024.

Earnings Call

We will host a conference call beginning at 5:00pm ET on Wednesday, February 7, 2024, accessible via telephone and the internet. Ken Moelis, Chairman and Chief Executive Officer, and Joe Simon, Chief Financial Officer, will review our fourth quarter 2023 financial results. Following the review, there will be a question and answer session.

Investors and analysts may participate in the live conference call by dialing 1-888-300-4150 (domestic) or 1-646-970-1530 (international) and using access code 8014191. Please dial in 15 minutes before the conference call begins. The conference call will also be accessible as a listen-only audio webcast through the Investor Relations section of the Moelis & Company website at www.moelis.com.

For those unable to listen to the live broadcast, a replay of the call will be available for one month via telephone starting approximately one hour after the live call ends. The replay can be accessed at 1-800-770-2030 (domestic) or 1-647-362-9199 (international); the conference number is 8014191.

About Moelis & Company

Moelis & Company is a leading global independent investment bank that provides innovative strategic advice and solutions to a diverse client base, including corporations, governments and financial sponsors. The Firm assists its clients in achieving their strategic goals by offering comprehensive integrated financial advisory services across all major industry sectors. Moelis & Company’s experienced professionals advise clients on their most critical decisions, including mergers and acquisitions, recapitalizations and restructurings, capital markets transactions, private fund raisings and secondary transactions and other corporate finance matters. The Firm serves its clients from 23 locations in North and South America, Europe, the Middle East, Asia and Australia. For further information, please visit: www.moelis.com.

Forward-Looking Statements

This press release contains forward-looking statements, which reflect the Firm’s current views with respect to, among other things, its operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “target,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are based on certain assumptions and estimates and subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, but are not limited to, those described under "Risk Factors" discussed in our Annual Report on Form 10-K for the year ended December 31, 2022, subsequent reports filed on Form 10-Q and our other filings with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. The Firm undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

The Company prepares its consolidated financial statements using accounting principles generally accepted in the United States (GAAP). From time to time, the Company may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. The Securities and Exchange Commission defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial position, or cash flows that is subject to adjustments that effectively exclude, or include amounts from the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures disclosed by the Company are provided as additional information to analysts, investors and other stakeholders in order to provide them with greater transparency about, or an alternative method for assessing our financial condition, operating results, or capital adequacy. Adjusted results are a non-GAAP financial measure which provide additional information on management’s view of operating results. These measures are not in accordance with, or a substitute for GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Whenever we refer to a non-GAAP financial measure, we will also generally define it or present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable GAAP financial measure.

The Company’s Adjusted revenues includes amounts reflected within other income (expenses) which are considered the equivalent of revenues for compensation. Such adjustments may include gains on founder investments where our employees and the Moelis advisory platform contributed meaningfully to the value creation; or the mark-to-market impact of equity instruments held by the Company that were originally received as payment for our banking services and included in revenues. We believe these adjustments are useful to allow comparability of period-to-period operating performance and compensation levels.

The Company’s Adjusted compensation and benefits expenses may include adjustments reflected within other income (expenses) associated with compensation awards forfeited due to the enforcement of non-compete provisions. Management views the credits associated with such forfeitures as an offset to compensation and benefits expenses since the Firm will utilize the forfeited economics to recruit and or retain talent. We believe the netted presentation of forfeiture credits and compensation expenses is useful to allow comparability of period-to-period operating performance.

The Company’s Adjusted non-compensation expenses and other income (expenses) may exclude certain one-time items that reduce the comparability of our operating performance as well as the amounts related to revenues and compensation and benefits expenses discussed above and adjustments to our provision for income taxes discussed below. Such adjustments increase the comparability of our financial performance across reporting periods and versus our peers.

The Company’s Adjusted provision (benefit) for income taxes is adjusted to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rates for the periods presented. Adjusted provision (benefit) for income taxes periodically includes the tax impact related to the settlement of share-based awards, the reclassification of TRA liability adjustments, or adjustments to our deferred tax assets and liabilities that occur in connection with new tax legislation. Such adjustments increase the comparability of our financial performance across reporting periods and versus our peers.

The Company’s Adjusted basic and diluted shares of Class A common stock outstanding is presented for each period as if all outstanding Class A partnership units have been exchanged into Class A common stock. The Adjusted presentation helps analysts, investors, and other stakeholders understand the effect of the Firm’s ownership structure on its results, including the impact of all the Firm’s income becoming subject to corporate-level tax.

Contacts

Investor Contact:	Media Contact:
Matt Tsukroff	Alyssa Castelli
Moelis & Company	Moelis & Company
t: + 1 212 883 3800	t: + 1 212 883 3802
m: +1 917 526 2340	m: +1 929 969 2918
matthew.tsukroff@moelis.com	alyssa.castelli@moelis.com

Appendix

GAAP Consolidated Statement of Operations (Unaudited)

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information (Unaudited)

Moelis & Company

GAAP Consolidated Statement of Operations

Unaudited

(dollars in thousands, except for share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

Revenues	$214,878	$207,183	$854,748	$985,297

Expenses
Compensation and benefits	178,485	141,029	714,749	618,195
Occupancy	8,721	6,144	28,608	24,243
Professional fees	7,418	5,038	32,796	20,971
Communication, technology and information services	12,220	10,452	45,978	39,310
Travel and related expenses	8,430	8,018	37,005	32,416
Depreciation and amortization	2,294	2,177	8,317	7,975
Other expenses	6,659	4,900	27,647	26,087
Total Expenses	224,227	177,758	895,100	769,197

Operating income (loss)	(9,349)	29,425	(40,352)	216,100
Other income (expenses)	5,145	2,876	11,205	220
Income (loss) before income taxes	(4,204)	32,301	(29,147)	216,320
Provision (benefit) for income taxes	2,260	9,629	(1,631)	47,638
Net income (loss)	(6,464)	22,672	(27,516)	168,682

Net income (loss) attributable to noncontrolling interests	(804)	2,617	(2,816)	18,337
Net income (loss) attributable to Moelis & Company	$(5,660)	$20,055	$(24,700)	$150,345

Weighted-average shares of Class A common stock outstanding
Basic	68,880,740	65,874,665	68,501,018	65,766,439
Diluted	68,880,740	70,414,247	68,501,018	70,320,182
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$(0.08)	$0.30	$(0.36)	$2.29
Diluted	$(0.08)	$0.28	$(0.36)	$2.14

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Three Months Ended December 31, 2023
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Revenues	$214,878	$—		$214,878

Compensation and benefits	178,485	(2,849)	(a)	175,636
Non-compensation expenses	45,742	(1,149)	(b)	44,593
Other income (expenses)	5,145	(3,009)	(a)(b)(c)	2,136

Income (loss) before income taxes	(4,204)	989		(3,215)
Provision (benefit) for income taxes	2,260	(652)	(c)(d)	1,608
Net income (loss)	(6,464)	1,641		(4,823)

Net income (loss) attributable to noncontrolling interests	(804)	804	(e)	—
Net income (loss) attributable to Moelis & Company	$(5,660)	$837		$(4,823)

Weighted-average shares of Class A common stock outstanding
Basic	68,880,740	6,286,001	(e)	75,166,741
Diluted	68,880,740	6,286,001	(e)	75,166,741
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$(0.08)			$(0.06)
Diluted	$(0.08)			$(0.06)

(a)	Reflects a reclassification of $2.8 million of other income to compensation and benefits expense associated with the enforcement of non-compete provisions.
(b)	Reflects adjustments of $1.7 million related to asset impairments associated with the Company's exit from a duplicate U.S. office location.
(c)	Tax Receivable Agreement liability related adjustments are made to other income (expenses) for GAAP purposes. The adjustment of $0.7 million is reclassified to the provision for income taxes line.
(d)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated. Our Adjusted tax provision excludes any benefits or costs related to the adjustment to the step-up in tax basis in Group LP assets and TRA liabilities in connection with past partnership unit exchanges; such adjustment for this period was a net expense of $0.1 million, which is not included in the corporate tax provision for the period presented.

(e)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Three Months Ended December 31, 2022
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Revenues	$207,183	$(5,047)	(a)	$202,136

Compensation and benefits	141,029	(6,032)	(b)	134,997
Other income (expenses)	2,876	879	(a)(b)(c)(d)	3,755

Income (loss) before income taxes	32,301	1,864		34,165
Provision (benefit) for income taxes	9,629	(711)	(c)(e)	8,918
Net income (loss)	22,672	2,575		25,247

Net income (loss) attributable to noncontrolling interests	2,617	(2,617)	(f)	—
Net income (loss) attributable to Moelis & Company	$20,055	$5,192		$25,247

Weighted-average shares of Class A common stock outstanding
Basic	65,874,665	5,888,027	(f)	71,762,692
Diluted	70,414,247	5,888,027	(f)	76,302,274
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.30			$0.35
Diluted	$0.28			$0.33

(a)

Reflects a reclassification of $5.0 million of other income to revenues related to unrealized losses from the mark-to-market impact on shares received as partial payment for advisory services provided on certain transactions.

(b)	Reflects a reclassification of $6.0 million of other income to compensation and benefits expense associated with the enforcement of non-compete provisions.
(c)	Adjustments to TRA liability and associated costs are made to other income (expenses) for GAAP purposes. Such amounts are reclassified to the provision for income taxes line.
(d)	Reflects an adjustment of $1.0 million in realized losses related to the wind-up of certain Atlas Crest Entities.
(e)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated. Our Adjusted effective tax rate for the period presented is 26.1%. Our adjusted tax provision includes an expense related to the adjustment to the tax benefit on the settlement of share-based awards of $0.5 million; excluding such discrete adjustment, our effective tax rate for the period presented would have been 24.5%. In addition, our Adjusted tax provision excludes any benefits or costs relating to the adjustment to the step-up in tax basis in Group LP assets and TRA liabilities in connection with past partnership unit exchanges and offerings; such adjustment for this period was a net expense of $2.4 million, which is not included in the adjusted corporate effective tax rate for the period presented.

(f)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Year Ended December 31, 2023
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)
Revenues	$854,748	$5,337	(a)	$860,085

Compensation and benefits	714,749	(3,591)	(b)	711,158
Non-compensation expenses	180,351	(1,569)	(c)(d)	178,782
Other income (expenses)	11,205	1,417	(a)(b)(c)(d)(e)	12,622
Income (loss) before income taxes	(29,147)	11,914		(17,233)
Provision (benefit) for income taxes	(1,631)	(651)	(e)(f)	(2,282)
Net income (loss)	(27,516)	12,565		(14,951)

Net income (loss) attributable to noncontrolling interests	(2,816)	2,816	(g)	—
Net income (loss) attributable to Moelis & Company	$(24,700)	$9,749		$(14,951)

Weighted-average shares of Class A common stock outstanding
Basic	68,501,018	6,238,470	(g)	74,739,488
Diluted	68,501,018	6,238,470	(g)	74,739,488
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$(0.36)			$(0.20)
Diluted	$(0.36)			$(0.20)

(a)	Reflects a reclassification of $5.3 million of other income to revenues related to shares sold that were received as partial payment for advisory services provided on certain transactions.
(b)	Reflects a reclassification of $3.6 million of other income to compensation and benefits expense associated with the enforcement of non-compete provisions.
(c)	Reflects adjustments of $10.4 million for expenses resulting from a regulatory settlement with the SEC relating to recordkeeping of business communications on messaging applications.
(d)	Reflects adjustments of $1.7 million related to asset impairments associated with the Company's exit from a duplicate U.S. office location.
(e)	Tax Receivable Agreement liability related adjustments are made to other income (expenses) for GAAP purposes. The adjustment of $0.2 million is reclassified to the provision for income taxes line.
(f)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated, together with the tax benefit related to the settlement of share-based awards of $3.9 million, we have a net tax benefit of $2.3 million. Our Adjusted tax provision excludes any benefits or costs related to the adjustment to the step-up in tax basis in Group LP assets and TRA liabilities in connection with the past partnership unit exchanges; such adjustment for this period was a net expense of $0.6 million, which is not included in the corporate tax provision for the period presented.

(g)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Year Ended December 31, 2022
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Revenues	$985,297	$(15,102)	(a)	$970,195

Compensation and benefits	618,195	(6,976)	(b)	611,219
Other income (expenses)	220	9,990	(a)(b)(c)(d)	10,210

Income (loss) before income taxes	216,320	1,864		218,184
Provision (benefit) for income taxes	47,638	1,138	(c)(e)	48,776
Net income (loss)	168,682	726		169,408

Net income (loss) attributable to noncontrolling interests	18,337	(18,337)	(f)	—
Net income (loss) attributable to Moelis & Company	$150,345	$19,063		$169,408

Weighted-average shares of Class A common stock outstanding
Basic	65,766,439	6,041,284	(f)	71,807,723
Diluted	70,320,182	6,041,284	(f)	76,361,466
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$2.29			$2.36
Diluted	$2.14			$2.22

(a)

Reflects a reclassification of $15.1 million of other income to revenues related to unrealized losses from the mark-to-market impact on shares received as partial payment for advisory services provided on certain transactions.

(b)	Reflects a reclassification of $7.0 million of other income to compensation and benefits expense associated with the enforcement of non-compete provisions.
(c)	Adjustments to TRA liability and associated costs are made to other income (expenses) for GAAP purposes. Such amounts are reclassified to the provision for income taxes line.
(d)	Reflects an adjustment of $1.0 million in realized losses related to the wind-up of certain Atlas Crest Entities.
(e)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated. Our Adjusted effective tax rate for the period presented is 22.4%. Our adjusted tax provision includes a tax benefit related to the settlement of share-based awards of $9.5 million; excluding such discrete benefit, our effective tax rate for the period presented would have been 26.7%. In addition, our Adjusted tax provision excludes any benefits or costs relating to the adjustment to the step-up in tax basis in Group LP assets and TRA liabilities in connection with past partnership unit exchanges and offerings; such adjustment for this period was a net expense of $2.4 million, which is not included in the adjusted corporate effective tax rate for the period presented.

(f)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.